UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 15, 2021

New Fortress Energy Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38790	83-1482060
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 W. 19th Street, 8th Floor New York, New York	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 268-7400
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	NFE	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐          Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note
GMLP Merger
On April 15, 2021 (the “Closing Date”), New Fortress Energy Inc., a Delaware corporation (the “Company” or “NFE”), announced that Lobos Acquisition LLC (“GMLP Merger Sub”), a Marshall Islands limited liability company and a subsidiary of NFE, completed its merger (the “GMLP Merger”) with and into Golar LNG Partners LP, a Marshall Islands limited partnership (“GMLP”), with GMLP surviving the GMLP Merger. As a result of the GMLP Merger, GMLP became an indirect subsidiary of the Company. The GMLP Merger was effected pursuant to the Agreement and Plan of Merger (the “GMLP Merger Agreement”), dated January 13, 2021, by and among GMLP, Golar GP LLC, a Marshall Islands limited liability company and the general partner of GMLP (the “General Partner”), NFE, GMLP Merger Sub and NFE International Holdings Limited, a private limited company incorporated under the laws of England and Wales, United Kingdom, and an indirect subsidiary of NFE (“GP Buyer”).
Also on the Closing Date, GP Buyer purchased from GLNG, and GLNG transferred to GP Buyer, all of the outstanding membership interests of the General Partner pursuant to a Transfer Agreement, dated as of January 13, 2021 (the “Transfer Agreement”).
Hygo Merger
On the Closing Date, Lobos Acquisition Ltd., a Bermuda exempted company and a subsidiary of NFE (“Hygo Merger Sub”), completed its merger (the “Hygo Merger”) with and into Hygo Energy Transition Ltd., a Bermuda exempted company (“Hygo”), with Hygo surviving the Hygo Merger. As a result of the Hygo Merger, Hygo became an indirect subsidiary of the Company. The Hygo Merger was effected pursuant to the Agreement and Plan of Merger (the “Hygo Merger Agreement”), dated January 13, 2021, by and among Hygo, NFE, Golar LNG Limited, a Bermuda exempted company (“GLNG”), Stonepeak Infrastructure Fund II Cayman (G) Ltd. (“Stonepeak” and together with GLNG, the “Hygo Shareholders”) and Hygo Merger Sub.
Item 1.01	Entry into a Material Definitive Agreement
Shareholders’ Agreement
On the Closing Date, pursuant to the terms of the Hygo Merger Agreement, the Company, GLNG and Stonepeak entered into a Shareholders’ Agreement (the “Shareholders’ Agreement”). Pursuant to the Shareholders’ Agreement, GLNG and Stonepeak each agreed not to transfer or dispose of (or take other analogous actions under the terms of the Shareholders’ Agreement) any economic, voting or other rights in or to any of the shares of the Class A Common Stock of NFE, par value $0.01 per share (“Common Stock”) issued to each of GLNG and Stonepeak pursuant to the Hygo Merger Agreement for a period set forth in the Shareholders’ Agreement. The Shareholders’ Agreement also provides for certain registration rights with respect to the Common Stock issued to each of GLNG and Stonepeak.
The foregoing description of the Shareholders’ Agreement is not complete and is qualified in its entirety by reference to the complete text of the Shareholders’ Agreement, a copy of which is filed as Exhibit 10.1 hereto and the terms of which are incorporated herein by reference.
Credit Agreement
On the Closing Date, the Company entered into a Credit Agreement for a $200 million Revolving Credit Facility (the “Revolving Credit Facility”). The proceeds of the Revolving Credit Facility may be used for working capital and other general corporate purposes (including permitted acquisitions and other investments). Letters of credit issued under the $100 million letter of credit sub-facility may be used for general corporate purposes. The Revolving Credit Facility will mature in 2026, with the potential for the Company to extend the maturity date once in a one-year increment.

The obligations under the Revolving Credit Facility are guaranteed, jointly and severally, subject to certain exceptions and thresholds, by each domestic subsidiary and foreign subsidiary that is a wholly-owned restricted subsidiary of the Company, other than (as defined in the Credit Agreement) (i) any Qualified Liquefaction Development Entities, (ii) any Receivables Subsidiaries, (iii) any Immaterial Subsidiaries, (iv) any Captive Insurance Subsidiaries, (v) any not-for-profit or special purpose Subsidiaries and (vi) any Subsidiary with respect to which a guarantee would result in material adverse tax consequences, as reasonably determined by the Company (the “guarantors”).  The obligations of the Company and the guarantors are senior secured obligations of the Company and the guarantors, secured on a first-priority basis by liens on the collateral, subject to permitted liens and certain other exceptions. The security interest of the secured parties under the Revolving Credit Facility in the collateral ranks pari passu with the security interest of the holders of the Company’s existing 6.750% Senior Secured Notes due 2025 and the Company’s existing 6.50% Senior Secured Notes due 2026, and an equal priority intercreditor agreement governs the treatment of such collateral.
Borrowings under the Revolving Credit Facility will bear interest at a per annum rate equal to LIBOR plus 2.50% if the usage under the Revolving Credit Facility is equal to or less than 50% of the commitments under the Revolving Credit Facility and LIBOR plus 2.75% if the usage under the Revolving Credit Facility is in excess of 50% of the commitments under the Revolving Credit Facility, subject in each case to a 0.00% LIBOR floor. Borrowings under the Revolving Credit Facility may be prepaid, at the option of the Company, at any time without premium. Borrowings under the Revolving Credit Facility will be required to be prepaid in the event and on each occasion that the outstanding principal amount of the loans and letters of credit exceed $200 million.
The Revolving Credit Facility contains usual and customary representations and warranties, and usual and customary affirmative and negative covenants. The affirmative covenants include, among other things, delivery of financial statements, compliance certificates and notices, payment of taxes and other obligations, conduct of business and maintenance of existence, compliance with applicable laws and regulations, maintenance of properties and insurance, maintenance of books and records and provision of guarantees and collateral.
The negative covenants include limitations on restricted payments, dividends and other payment restrictions affecting subsidiaries, indebtedness, asset sales, transactions with affiliates, liens, mergers, consolidation or sale of all or substantially all assets, and maintenance of a total debt to capitalization ratio and a total first lien debt to EBITDA ratio (which latter covenant shall be tested only if usage under the Revolving Credit Facility is equal to or greater than 50% of the commitments under the Revolving Credit Facility). The Revolving Credit Facility also contains usual and customary events of default (subject to grace periods), including non-payment of principal, interest, fees and other amounts; material breach of a representation or warranty; covenant defaults, acceleration of other material debt; material judgments; bankruptcy or insolvency; ERISA-related defaults; impairment of security or guarantees; and change of control.
The foregoing description of the Revolving Credit Facility is not complete and is qualified in its entirety by reference to the complete text of the Revolving Credit Facility, a copy of which is filed as Exhibit 10.2 hereto and the terms of which are incorporated herein by reference.
Hygo Debt
The following is a brief description of the Hygo debt facilities that remain outstanding following the closing of the Hygo Merger.

Sergipe Debt Financing
To finance construction of the facility located near Aracaju, the capital of Sergipe, Brazil (the “Sergipe Facility”) and the Sergipe Power Plant, a 1.5 GW combined cycle power plant (the “Sergipe Power Plant”), in April 2018, CELSE—Centrais Elétricas de Sergipe S.A. (“CELSE”) signed financing agreements with amounts made available by banks and multilateral organizations throughout the years 2018 and 2019 (the “CELSE Facility”). As of December 31, 2020, amounts outstanding and the effective interest rates under the CELSE Facility were as set forth below. Principal and interest payments are due each October and April, beginning October 2020. The CELSE Facility matures in April 2032.
Credit facility	Amount Outstanding		Effective interest rate
IFC	$	R844,916,512	9.79%
Inter-American Development Bank	$	R694,622,166	9.69%
IDB Invest(1)		$38,000,000	6.35%
IDB China Fund		$50,000,000	6.35%

(1) Inter-American Investment Corporation is an international organization established by the Inter-American Investment Corporation Agreement between its member countries (“IDB Invest”).
Also in April 2018, CELSE issued debentures in the aggregate principal amount of R$3,370,000,000, due April 2032, bearing interest at a fixed rate of 9.85% (the “CELSE Debentures”). As of December 31, 2020, the balance of the CELSE Debentures was R$2,571,041,246. The CELSE Debentures were purchased by Swiss Insured Brazil Power Finance S.à.r.l. (“Power Finance”) and secure the 9.85% Senior Secured Notes due 2032 that Power Finance issued on April 18, 2018 in reliance on an exemption from registration provided by Rule 144A and in reliance on Regulation S. The CELSE Debentures have a unit nominal value of R$10,000 (the “Debenture Unit Nominal Value”).
Interest is payable on the CELSE Debentures semi-annually on each April 15 and October 15, beginning on October 15, 2018. The Debenture Unit Nominal Value of the CELSE Debentures is amortized and repaid in 24 consecutive semi-annual installments on each of April 15 and October 15, commencing on October 15, 2020. If payment of any principal is not paid on the originally scheduled payment date, CELSE will be required to apply any funds available to the payment of such delinquent amounts on each subsequent payment date.
The CELSE Debentures are secured, on a pari passu basis with the other senior debt related to the Sergipe Power Plant, the 33 kilometer transmission line, dedicated gas pipeline and mooring system at the Sergipe Facility (collectively, for purposes of this description of the CELSE Debentures, the “Project”) and subject to an Intercreditor Agreement among the senior lenders for the Project, by a first lien security interest in (i) any and all shares issued by CELSE, including all earnings, benefits and rights attached thereto; (ii) all machinery, equipment and moveable assets of the Project; (iii) CELSE’s credit rights and receivables arising from and related to the PPAs and security related thereto; (iv) certain bank accounts, including certain offshore and Swiss accounts; (v) CELSE’s insurance policies; (vi) the Sergipe Power Plant; (vii) the real estate and related easements or rights of way associated with the transmission line and connection bay; and (viii) all Project Documents, including, without limitation, the Golar Nanook’s 25-year bareboat charter for the Golar Nanook with CELSE, the Operation & Services Agreement, the EPC agreement with General Electric related to the Sergipe Power Plant, the Sergipe O&M Agreement and the Sergipe Supply Agreement.

As of the date hereof, Brazilian law prohibits any prepayment (other than scheduled amortization payments) of the CELSE Debentures prior to maturity. To the extent Brazilian law permits a voluntary prepayment or redemption of the CELSE Debentures, a make-whole premium will apply, equal to the greater of (i) zero and (ii) (x) the present value of the remaining scheduled interest and principal payments, discounted at the then-prevailing Brazilian government local note (NTN-F) with a maturity that is closest to the remaining weighted average life of the CELSE Debentures minus (y) the aggregate principal amount of all CELSE Debentures so prepaid or redeemed (excluding any CELSE debentures held by CELSE and its affiliates). In connection with certain mandatory prepayment events, each holder of the CELSE Debentures has the irrevocable option to, following April 5, 2020, sell all or any portion of its CELSE Debentures to CELSE, at a price equal to the Debenture Unit Nominal Value plus any accrued and unpaid interest thereon.
The indenture governing the CELSE Debentures and the Common Terms Agreement, dated April 12, 2018, among CELSE and the senior lenders for the Project (the “Common Terms Agreement”), contains covenants that, among other things and subject to certain exceptions and qualifications: (i) requires CELSE to maintain a Historical Debt Service Coverage Ratio (as defined in the Common Terms Agreement) for a twelve month period on or after March 31, 2021 of no less than 1.10 to 1.00; (ii) prohibit certain Restricted Payments (as defined in the Common Terms Agreement); (iii) limit the ability of CELSE from creating any liens or incurring additional indebtedness; (iv) prohibit certain fundamental changes; (v) limit the ability of CELSE to transfer or purchase assets; (vi) prohibit certain affiliate transactions; (vii) limit the ability of CELSE to make change orders or give other directions under the documents related to the construction and operation of the Project in certain circumstances; (viii) limit the ability of CELSE to enter into additional contracts; (ix) limit CELSE’s operating expenses and capital expenditures; and (x) prohibit CELSE from transferring, purchasing or otherwise acquiring any portion of the CELSE Debentures, other than pursuant to the exercise of the put option.
In connection with the financing of the Project, CELSEPAR—Centrais Elétricas de Sergipe Participações S.A. (“CELSEPAR”) entered into a Standby Guarantee and Credit Facility Agreement, dated April 12, 2018, with GE Capital EFS Financing, Inc. (“GE Capital”), as lender, and Ebrasil and Golar Power Brasil Participações S.A., each as sponsor (the “GE Credit Facility”). Pursuant to the GE Credit Facility, GE Capital agreed to provide $120.0 million in credit support in respect of CELSEPAR’s obligation to make certain contingent equity contributions to CELSE. Amounts disbursed under the GE Credit Facility accrue interest at a fixed rate of LIBOR plus a margin of 11.4% and are payable on May 30 and November 30 each year, beginning on May 30, 2021. If an event of default occurs and is continuing, the interest rate and commitment fee accruing will increase by 2%. Amounts due under the GE Credit Facility are paid in installments pursuant to the terms of the GE Credit Facility. The GE Credit Facility matures on November 30, 2024. As of December 31, 2020, there was R$689.4 million outstanding under the GE Credit Facility.
CELSEPAR’s obligations under the GE Credit Facility are secured by (i) a share pledge over 51% of the shares of CELSEPAR, (ii) a first priority security interest over a debt service reserve account, which CELSEPAR is required to maintain with a balance sufficient to cover the immediately next scheduled payment of principal and interest due under the GE Credit Facility, a restricted payment account and an operating account from which CELSEPAR will be authorized to pay its administrative expenses and (iii) a fiduciary assignment over the amounts deposited in a project distribution account by the Project to CELSEPAR. The GE Credit Facility includes covenants and events of default that are customary for similar transactions.
Debenture Loan
On September 10, 2019, Hygo’s subsidiary, Golar Power Brasil Participações S.A. (“Golar Brazil”), issued debentures in the aggregate principal amount of R$300.0 million due September 2024, bearing interest at a rate equal to the one-day interbank deposit futures rate in Brazil plus 2.65% (the “Debentures”). The Debentures were issued in a public offering in Brazil with restricted efforts, exempted from registration before the Brazilian Securities and Exchange Commission (Comissão de Valores Mobiliários or “CVM”) pursuant to the Brazilian Law No. 6,385/1976, as amended, and to CVM Instruction No. 476/2009, as amended. The offering resulted in net proceeds to Golar Brazil, after deducting applicable discounts and commissions and offering expenses, of R$295.0 million.

Interest is payable on the Debentures semi-annually on each September 13 and March 13, beginning on September 13, 2020. Principal due under the Debentures is amortized semi-annually on each September 13 and March 13, beginning September 13, 2020.
The Debentures are fully and unconditionally guaranteed by: (i) Brazilian law security interests over (A) 100% percent of the shares issued by Golar Brazil owned by Hygo’s subsidiary, LNG Power Ltd. (“LNG Power”), (B) certain dividends and credit rights due to Golar Brazil in its capacity of shareholder of CELSEPAR and (C) a controlled account owned by Golar Brazil and any monies deposited therein; (ii) a first demand corporate guarantee under Bermuda law granted by Hygo; (iii) a first demand corporate guarantee under English law granted by LNG Power; and (iv) an English law security interests over controlled accounts owned by LNG Power and Hygo.
At any time prior to September 13, 2024, Golar Brazil may redeem all, but not less than all, of the Debentures at a 0.1% premium, plus accrued and unpaid interest. Moreover, as long as in compliance with local capital markets regulation, Golar Brazil may also acquire the Debentures and such Debentures acquired by Golar Brazil may be cancelled, held in treasury or even traded in the market. When traded back in the market, such Debentures shall be entitled to the same interest payments due to the other Brazilian Debentures.
The indenture governing the Debentures contains covenants that, among other things and subject to certain exceptions and qualifications, (i) limit the ability of Golar Brazil, Golar Nanook UK Limited (“Golar Nanook UK”), us and LNG Power to pay certain dividends; (ii) limit the ability of Golar Brazil, Hygo and LNG Power to incur certain debts or issue debt securities; (iii) limit the ability of Golar Brazil, Golar Nanook UK, Hygo and LNG Power to grant certain liens or guarantees; (iv) limit the ability of Golar Nanook UK to make certain new investments; and (v) limit the ability of Golar Brazil to consolidate, merge, engage in a corporate restructuring or other change of control events.
Golar Nanook Leaseback and Credit Facility
In September 2018, Golar FSRU8 Corp., a corporation organized in the Marshall Islands, as subsidiary of Hygo, entered into a sale and leaseback transaction with Compass Shipping 23 Corporation Limited in respect of the Golar Nanook (the “Nanook Leaseback”). The Nanook Leaseback is guaranteed by GLNG and Hygo, and is secured by: (i) the Golar Nanook; (ii) certain accounts; (iii) the assignment of certain warranties and insurance policies; (iv) the assignment of the 25-year charter to CELSE and related Operating & Services Agreement; and (v) shares in Golar FSRU 8 Corp., the charterer of the Golar Nanook under the Nanook Leaseback, and Golar Nanook UK Limited, the sub-charterer of the Golar Nanook.
In September 2018, Compass Shipping 23 Corporation Limited, the owner of the Golar Nanook, entered into a twelve-year, $277 million credit facility (the “Nanook Facility”). Although we have no control over the funding arrangements of Compass Shipping 23 Corporation Limited, we expect to be the primary beneficiary of the Golar Nanook and therefore expect to consolidate the Nanook Facility in our financial results. The Nanook Facility bears interest at LIBOR plus a margin equal to 3.5% and is repayable in a balloon payment on maturity. The Nanook Facility matures in September 2030.
Golar Penguin Leaseback and Credit Facility

In December 2019, Golar Hull M2023 Corp., a corporation organized in the Marshall Islands, as subsidiary of Hygo, entered into a sale and leaseback transaction with Oriental LNG 02 Limited in respect of the Golar Penguin (the “Penguin Leaseback”). Payments are due quarterly in 24 installments of $1.89 million, with a balloon payment of approximately $68.0 million upon maturity. The Penguin Leaseback is guaranteed by GLNG and is secured by: (i) the Golar Penguin; (ii) certain accounts; (iii) the assignment of insurance policies, earnings and requisition compensation; (iv) the assignment of any existing or future charters in excess of twelve months; and (v) the assignment of shares in Golar Hull M2023 Corp., the charterer of the Golar Penguin pursuant to the sale and leaseback transaction. The Penguin Leaseback also contains certain covenants that, among other things and subject to certain exceptions and qualifications, (i) require GLNG to maintain a Consolidated Net Worth (as defined therein) equal or greater to $450.0 million and maintain Current Assets (as defined therein) equal to or greater than Current Liabilities and (ii) require the guarantor to maintain Free Liquid Assets (as defined therein) with aggregate value equal to or greater than $50.0 million. The Penguin Leaseback is cross-collateralized with a vessel under a sale and leaseback transaction between a subsidiary of GLNG and Oriental LNG 01 Limited, whereby a default under one sale and leaseback transaction automatically results in a default under the other. In connection with the Hygo Merger, a Supplemental Deed to the Penguin Leaseback was executed pursuant to which the cross-collateralization and related default were deleted. The Supplemental Deed is effective subject to certain conditions, including consent from the lenders to the Penguin Facility (as defined below) to the amendments to the Penguin charter set out in the Supplemental Deed.
In October 2020, Oriental LNG 02 Limited, the owner of the Golar Penguin, entered into a financing agreement to refinance its existing $113.4 million loan facility (the “Penguin Facility”). Although we have no control over the funding arrangements of Oriental LNG 02 Limited, we expect to be the primary beneficiary of the Golar Penguin and therefore expect to be required to consolidate the Penguin Facility in our financial results. The Penguin Facility bears interest at LIBOR plus a margin of 1.7% and is repayable in quarterly installments over a term of approximately six years.
Golar Celsius Leaseback and Credit Facility
On March 3, 2020, Golar Hull M2026 Corporation, a corporation organized in the Marshall Islands, as subsidiary of Hygo, entered into in a sale and leaseback transaction with Noble Celsius Shipping Limited in respect of the Golar Celsius (the “Celsius Leaseback”). The Celsius Leaseback is guaranteed by GLNG and Hygo, and is secured by: (i) the Golar Celsius; (ii) the assignment of certain insurance policies; and (iii) the assignment of shares in Golar Hull M2026 Corporation, as the charterer under the Celsius Leaseback.
In March 2020, Noble Celsius Shipping Limited, the owner of the Golar Celsius, entered into a three-year loan facility for $118.2 million (the “Celsius Facility”). The Celsius Facility is denominated in U.S. dollars and bears interest at 4.0% and is repayable at the end of the three-year period. Although we have no control over the funding arrangements of Noble Celsius Shipping Limited, we expect to be the primary beneficiary of the Golar Celsius and therefore expect to consolidate the Celsius Facility in our financial results.
GMLP Debt
The following is a brief description of the GMLP debt facilities that remain outstanding following the closing of the GMLP Merger.
Golar Eskimo Leaseback and Credit Facility
In November 2015, GMLP entered into a sale and leaseback transaction with a subsidiary, Sea 23 Leasing Co. Limited (“Eskimo SPV”) of China Merchants Bank Leasing in respect of the Golar Eskimo (the “Eskimo Leaseback”). The Eskimo Leaseback is guaranteed by GMLP and is secured by: (i) the Golar Eskimo; (ii) certain accounts; (iii) the assignment of insurance policies and earnings; (iv) the assignment of the time charter with the Hashemite Kingdom of Jordan; and (v) the pledge of shares in Golar Eskimo Corporation., the charterer of the Golar Eskimo pursuant to the sale and leaseback transaction. The Eskimo Leaseback also contains certain covenants that, among other things and subject to certain exceptions and qualifications require: (a) GMLP to maintain a minimum level of liquidity of $30 million and consolidated net worth of $123.95 million, (b) GMLP to not exceed a maximum net debt to EBITDA ratio of 6.5:1, (c) GMLP to maintain a minimum percentage of the value of the Golar Eskimo over the relevant outstanding balances of 110%. The Eskimo Leaseback is cross-collateralized with a vessel under a sale and leaseback transaction between a subsidiary of GLNG and Sea 24 Leasing Co. Limited, whereby a default under one sale and leaseback transaction automatically results in a default under the other.

In November 2015, Eskimo SPV, which is the legal owner of the Golar Eskimo, entered into a long-term loan facility (the “Eskimo SPV Debt”). The facility bears interest at a rate of LIBOR plus a margin. Although we have no control over the funding arrangements of the Eskimo SPV, we will be the primary beneficiary of the Golar Eskimo and therefore will be required to consolidate the Eskimo SPV Debt in our financial results.
Golar Hilli Leaseback
Golar Hilli Corporation (“Hilli Corp”) is a party to a Memorandum of Agreement, dated September 9, 2015, with Fortune Lianjian Shipping S.A., a subsidiary of China State Shipbuilding Corporation (“Fortune”), pursuant to which Hilli Corp has sold to and leased back from Fortune the Hilli under a 10-year bareboat charter agreement (the “Hilli Leaseback”). The Hilli Leaseback provided for post-construction financing for the Hilli in the amount of $960 million. Pursuant to a Deed of Amendment, Restatement and Accession relating to a guarantee between GLNG, Fortune and GMLP dated July 12, 2018, GMLP has agreed to provide the GMLP Guarantee. GMLP’s 50% share of Hilli Corp’s indebtedness of $778.5 million amounted to $389.3 million as of December 31, 2020. NFE expects to enter into a letter of undertaking pursuant to which it will guarantee GMLP’s obligations with respect to its guarantee of Hilli Corp’s debt under the Hilli Leaseback to the extent GMLP does not perform thereunder.
Pursuant to the GMLP Guarantee, GMLP is required to comply with the following covenants and ratios: (i) free liquid assets of at least $30 million throughout the Hilli Leaseback period; (ii) a maximum net debt to EBITDA ratio for the previous 12 months of 6.5:1; and (iii) a consolidated tangible net worth of $123.95 million.
Series A Preferred Units
Distributions on the Preferred Units are payable out of amounts legally available therefor at a rate equal to 8.75% per annum of the stated liquidation preference. The Preferred Units generally have no voting rights. In the event of a liquidation, dissolution or winding up, whether voluntary or involuntary, holders of Preferred Units will have the right to receive a liquidation preference of $25.00 per unit plus an amount equal to all accumulated and unpaid distributions thereon to the date of payment, whether declared or not. At any time on or after October 31, 2022, the Preferred Units may be redeemed, in whole or in part, at a redemption price of $25.00 per unit plus an amount equal to all accumulated and unpaid distributions thereon on the date of redemption, whether declared or not.
Item 2.01	Completion of Acquisition or Disposition of Assets
Completion of the GMLP Merger
The disclosure set forth in the “Introductory Note—GMLP Merger” above is incorporated into this Item 2.01 by reference. Pursuant to the GMLP Merger, each common unit representing a limited partner interest in GMLP (“Common Units”) issued and outstanding immediately prior to the effective time of the GMLP Merger was automatically converted into the right to receive $3.55 in cash (the “Common Unit Consideration”).
On the Closing Date, pursuant to the GMLP Merger Agreement:
(a).
Each 8.75% Series A Cumulative Redeemable Preferred Unit of GMLP issued and outstanding immediately prior to the effective time of the GMLP Merger was unaffected by the GMLP Merger and remains outstanding, and no consideration was delivered in respect thereof.

(b).	Each outstanding unit representing a general partner interest of the Partnership that was issued and outstanding immediately prior to the effective time of the GMLP Merger remains outstanding.
(c).
Each outstanding option to purchase Common Units (each, a “Partnership Option”) pursuant to any Partnership Plan (as defined in the GMLP Merger Agreement), whether or not vested, was automatically vested, cancelled and converted into the right to receive an amount in cash equal to the product of (i) the excess, if any, of the Common Unit Consideration over the applicable exercise price per Common Unit of such Partnership Option and (ii) the number of Common Units subject to such Partnership Option. Any Partnership Option which had a per Common Unit exercise price that was greater than or equal to the Common Unit Consideration was cancelled on the Closing Date for no consideration or payment.

(d).
Each Partnership Phantom Unit (as defined in the GMLP Merger Agreement), whether or not vested, was automatically vested, cancelled and converted into the right to receive an amount in cash equal to the product of (i) the Common Unit Consideration and (ii) the number of Common Units subject to such Partnership Phantom Unit.

Concurrently with the closing of the GMLP Merger, GP Buyer purchased from GLNG, and GLNG transferred to GP Buyer, all of the outstanding membership interests of the General Partner pursuant to the Transfer Agreement for a purchase price of $5,099,188 in cash, which is equivalent to $3.55 per general partner unit of GMLP. Pursuant to the Transfer Agreement, the parties also entered into, among other things, an Omnibus Agreement relating to the provision of certain management services related to the vessels that GMLP owns.
The foregoing description of the GMLP Merger Agreement, Transfer Agreement and the transactions contemplated thereby is not complete and are subject to and qualified in their entirety by reference to the GMLP Merger Agreement and Transfer Agreement, which were filed as Exhibit 2.1 and Exhibit 2.2, respectively, to the Company’s Form 8-K filed on January 20, 2021, and the terms of which are incorporated herein by reference.
The GMLP Merger Agreement and Transfer Agreement are incorporated by reference to provide security holders with information regarding their respective terms. They are not intended to provide any other factual information about the Company or any of its subsidiaries or affiliates, including GMLP. The GMLP Merger Agreement contains representations, warranties, and covenants by each of the parties to the GMLP Merger Agreement. These representations, warranties, and covenants were made solely for the benefit of the other parties to the GMLP Merger Agreement, are subject to limitations agreed upon by the parties, and (i) are not intended to be treated as categorical statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (ii) may be subject to standards of materiality applicable to the parties that differ from what might be viewed as material to stockholders, and (iii) were made only as of the date of the GMLP Merger Agreement or such other date or dates as may be specified in the GMLP Merger Agreement. Accordingly, security holders should not rely on the representations, warranties, and covenants, or any descriptions thereof, as characterizations of the actual state of facts or condition of the Company or any other party to the GMLP Merger Agreement. Moreover, information concerning the subject matter of representations and warranties may have changed after the date of the GMLP Merger Agreement, and such subsequent information may or may not be fully reflected in the Company’s public disclosures.
Completion of the Hygo Merger

The disclosure set forth in the “Introductory Note—Hygo Merger” above is incorporated into this Item 2.01 by reference. Pursuant to the Hygo Merger Agreement: (i) GLNG received 18,627,451 shares of Common Stock and an aggregate of $50 million in cash and (ii) Stonepeak received 12,745,098 shares of Common Stock and an aggregate of $530 million in cash. Pursuant to the Hygo Merger Agreement, the parties entered into, among other things, an Omnibus Agreement relating to the provision of certain management services related to the vessels that Hygo owns.
The foregoing description of the Hygo Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Hygo Merger Agreement, which was filed as Exhibit 2.3 to the Company’s Form 8-K filed on January 20, 2021, and the terms of which are incorporated herein by reference.
The Hygo Merger Agreement is incorporated by reference to provide security holders with information regarding its terms. It is not intended to provide any other factual information about the Company or any of its subsidiaries or affiliates, including Hygo. The Hygo Merger Agreement contains representations, warranties, and covenants by each of the parties to the Hygo Merger Agreement. These representations, warranties, and covenants were made solely for the benefit of the other parties to the Hygo Merger Agreement, are subject to limitations agreed upon by the parties, and (i) are not intended to be treated as categorical statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (ii) may be subject to standards of materiality applicable to the parties that differ from what might be viewed as material to stockholders, and (iii) were made only as of the date of the Hygo Merger Agreement or such other date or dates as may be specified in the Hygo Merger Agreement. Accordingly, security holders should not rely on the representations, warranties, and covenants, or any descriptions thereof, as characterizations of the actual state of facts or condition of the Company or any other party to the Hygo Merger Agreement. Moreover, information concerning the subject matter of representations and warranties may have changed after the date of the Hygo Merger Agreement, and such subsequent information may or may not be fully reflected in the Company’s public disclosures.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 insofar as it relates to the creation of a direct financial obligation of the Company.
Item 3.02	Unregistered Sales of Equity Securities
Pursuant to the Hygo Merger Agreement, on the Closing Date, NFE issued an aggregate of 18,627,451 shares of Common Stock to GLNG and 12,745,098 shares of Common Stock to Stonepeak as partial consideration for the Hygo Merger.

The issuance of shares of Common Stock was made in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction not involving a public offering.

This description of the Hygo Merger Agreement contained in the “Introductory Note—Hygo Merger” and “Section 2.01—Completion of the Hygo Merger” of this Current Report are incorporated by reference herein.
Item 7.01	Regulation FD Disclosure
On April 15, 2021, the Company issued a press release announcing the completion of the GMLP Merger and Hygo Merger. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 attached hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, amended, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01	Financial Statements and Exhibits
(a)	Financial Statements of Business Acquired
The audited consolidated financial statements of:

(i)	GMLP as of December 31, 2020 and 2019 and for the years ended December 31, 2020, 2019 and 2018; and

(ii)	Hygo as of December 31, 2020 and 2019 and for the years ended December 31, 2020, 2019 and 2018;

were filed on NFE’s Current Report on Form 8-K on March 18, 2021 as Exhibits 99.1 and 99.2, respectively, and are incorporated in this Item 9.01(a) by reference.

(b)	Pro Forma Financial Information

The unaudited pro forma condensed combined financial statements of NFE reflecting the Hygo Merger and the GMLP Merger for the year ended December 31, 2020 were filed on NFE’s Current Report on Form 8-K filed on March 18, 2021, as Exhibit 99.3 and are incorporated in this Item 9.01(b) by reference.

(d)	Exhibits.
The following exhibits are filed herewith:
Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of January 13, 2021, by and among NFE, GMLP Merger Sub, GP Buyer, GMLP and the General Partner (incorporated by reference to Exhibit 2.1 to New Fortress Energy Inc.’s Current Report on Form 8-K, filed January 20, 2021).

2.2
Transfer Agreement, dated as of January 13, 2021, by and among GP Buyer, GLNG and the General Partner (incorporated by reference to Exhibit 2.2 to New Fortress Energy Inc.’s Current Report on Form 8-K, filed January 20, 2021).

2.3
Agreement and Plan of Merger, dated as of January 13, 2021, by and among NFE, Hygo Merger Sub, Hygo and the Hygo Shareholders (incorporated by reference to Exhibit 2.3 to New Fortress Energy Inc.’s Current Report on Form 8-K, filed January 20, 2021).

10.1	Shareholders’ Agreement, dated as of April 15, 2021, by and among the Company, GLNG, and Stonepeak.

10.2†
Credit Agreement, dated as of April 15, 2021, by and among the Company, as the borrower, the guarantors from time to time party thereto, the several lenders and issuing banks from time to time party thereto, and  Morgan Stanley Senior Funding, Inc,. as administrative agent and collateral agent.

99.1	Press Release, dated as of April 15, 2021, announcing the completion of the GMLP Merger and Hygo Merger.

104	Cover Page Interactive Data File—the cover page XBRL tags are embedded within the Inline XBRL document.

† Certain schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided to the Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NEW FORTRESS ENERGY INC.

Date: April 21, 2021	By:	/s/ Christopher S. Guinta
Name: Christopher S. Guinta
Title: Chief Financial Officer